Exhibit 21.1

Subsidiaries of Clear Street Group Inc.

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Clear Street Canada Inc.	Canada

Clear Street Client Services LLC	Delaware, United States

Clear Street Derivatives LLC	Delaware, United States

Clear Street Digital LLC	Delaware, United States

Clear Street Digital NY LLC	Delaware, United States

Clear Street Europe B.V.	Netherlands

Clear Street Holdings LLC	Delaware, United States

Clear Street LLC	Delaware, United States

Clear Street Management LLC	Delaware, United States

Clear Street Services UK Limited	United Kingdom

Clear Street Singapore Pte Ltd	Singapore

Clear Street Technologies Developers Holdings Inc.	Delaware, United States

Clear Street Technologies Developers Holdings LLC	Delaware, United States

Clear Street Technologies India Pvt. Ltd.	India

Clear Street Technologies LLC	Delaware, United States

Clear Street Technologies Sweden AB	Sweden

Clear Street Technologies USVI LLC	US Virgin Islands

Clear Street UK Limited	United Kingdom

Clear Street UK Nominees Ltd	United Kingdom

CS Enhanced Lending LLC	Delaware, United States

CS OpCo LLC	Delaware, United States

CS OpCo II LLC	Delaware, United States

CS OpCo III LLC	Delaware, United States

React Consulting Services LLC	Illinois, United States

South Cove Acquisition I Sponsor LLC	Delaware, United States

South Cove Acquisition II Sponsor LLC	Delaware, United States

Stiching Bewaarbedrijf Clear Street Europe	Netherlands